Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

July 20 , 2018

Board of Directors

Hemispherx Biopharma, Inc.

860 N. Orange Avenue, Suite B

Orlando, Florida 92130

Ladies and Gentlemen:

We have acted as special counsel to Hemispherx Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate initial public offering price of up to $75,000,000: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0. 01 per share (the “Preferred Stock” and, together with the Common Stock, the “Shares”) in one or more classes or series; (iii) debt securities (the “Debt Securities”) to be issued pursuant to one or more indentures, in substantially the form filed as an exhibit to the Registration Statement (each, an “Indenture ”) to be entered into among the Company and a trustee to be named therein (the “Trustee”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (v) Rights (as defined below) and (vi) units comprising shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Warrants (the “Units” and together with the Shares, the Debt Securities, the Warrants and the Rights , the “Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of any Securities (as defined below).

Each share of Common Stock will be accompanied by, if issued prior to the termination of or such earlier event as specified in the Plan (as hereinafter defined), a right (each, a “Right” and collectively, the “Rights”) to purchase under certain circumstances, from the Company, one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Junior Participating Preferred Stock”), pursuant to an Amended and Restated Rights Agreement, dated as of November 14, 2017 (the “Plan”), between the Company and American Stock Transfer &Trust Company, LLC, as Rights Agent (the “Rights Agent”), for which no separate consideration will be received. The Rights associated with the Common Stock initially will trade together with the Common Stock.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the certificate of incorporation and bylaws of the Company and the Certificate of Amendment to the Amended and Restated Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, all as amended through the date hereof (collectively, the “Governing Documents”) and (iii) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

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Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each Indenture has been or will be executed in substantially the form filed as an exhibit to the Registration Statement; (iii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, any and all Shares, Rights, Debt Securities, Indentures (including any officer’s certificate or supplemental indenture relating thereto), Warrant Agreements (including each warrant certificate contemplated thereby), and Unit Agreements (including each unit certificate contemplated thereby) (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of Securities (including, without limitation, any Shares, Rights or other securities of the Company underlying any Warrants, Debt Securities or Units), and all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and any and all certificates evidencing Shares, Rights , Warrants, Debt Securities or Units are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) after any issuance of Common Stock, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s certificate of incorporation; (viii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each class or series of Preferred Stock have been or will be fixed in a certificate of designation relating to such class or series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Delaware Secretary of State (each, a “Certificate of Designation”) prior to the issuance of any shares of such class or series of Preferred Stock , and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s certificate of incorporation; (ix) after any issuance of Preferred Stock , the total number of issued and outstanding shares of each class or series thereof, together with the total number of shares of such class or series then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of such class or series then designated under the Certificate of Designation for such class or series; (x) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (xi) each natural person executing a document has or will have sufficient legal capacity to do so; (xii) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (xiii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We have further assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Indenture and any supplemental indentures thereto will be duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee and the Rights Agent, as the case may be, are duly qualified to engage in the activities contemplated by the Indenture or the Plan, as the case may be; (iv) the Trustee and the Rights Agent, as the case may be, have the requisite organizational and legal power and authority to perform their respective obligations under the Indenture or the Plan, as the case may be; (v) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement; and (vi) any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. In addition, we have also assumed that the terms of the Rights will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have also assumed that (i) at the time of issuance and delivery of the Rights, the Plan will be the valid and legally binding obligation of the Rights Agent, (ii) the Rights Agent is validly existing under the law of the jurisdiction in which it is organized and (iii) at the time of issuance and delivery of the Rights, there are a sufficient number of Rights and shares of Series A Junior Preferred Stock authorized under the Plan and the Governing Documents, as the case may be, and the Plan and are not otherwise reserved for issuance.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), concepts of materiality and reasonableness, good faith and fair dealing and the discretion of the court in which a proceeding is brought and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

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Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. With respect to any Common Stock to be offered to the public pursuant to the Registration Statement (the “Offered Common Stock”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable General Rules and Regulations promulgated under the Act (the “Rules”); (iii) if the Offered Common Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and the Rights and related matters; (v) the issuance and sale of the Offered Common Stock and the Rights do not violate any applicable law or the Governing Document or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the due issuance and delivery of the Offered Common Stock and the Rights, upon payment of adequate consideration therefor (not less than the par value of the Offered Common Stock) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Common Stock, when issued, will be validly issued, fully paid and non-assessable.

2. With respect to any series of Preferred Stock to be offered to the public pursuant to the Registration Statement (the “Offered Preferred Stock”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable Rules; (iii) if the Offered Preferred Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Stock and related matters; (v) a certificate of designation with respect to the Offered Preferred Stock has been properly filed with the Secretary of State of the State of Delaware; (vi) the issuance and sale of the Offered Preferred Stock does not violate any applicable law or the Governing Document or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the due issuance and delivery of the Offered Preferred Stock, upon payment of adequate consideration therefore (not less than the par value of the Offered Preferred Stock) in accordance with the Registration Statement and Prospectus Supplement and, if applicable, a definitive underwriting agreement is approved by the Board of Directors of the Company, the Offered Preferred Stock, when issued, will be validly issued, fully paid and non-assessable.

3. With respect to any series of Debt Securities to be offered to the public pursuant to the Registration Statement (the “Offered Debt Securities”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate Prospectus Supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable Rules; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) each Indenture and any supplemental indenture in respect of such Offered Debt Securities provides that it shall be governed by New York law, that courts other than New York courts will give effect to such choice of law, and shall have been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, Governing Document or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, (d) public policy considerations which may limit the rights of parties to obtain remedies, (e) the waivers of any usury defense contained in the Indentures which may be unenforceable, (f) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (g) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

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4. With respect to any Warrants to be offered to the public pursuant to the Registration Statement (the “Offered Warrants”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable Rules; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Warrants and related matters; (v) the issuance and sale of the Offered Warrants does not violate any applicable law or Governing Document or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance; (vii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing and (d) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to the Rights, when (A) all actions and conditions with respect to the Common Stock referred to in opinion paragraph number 1 above have been taken or satisfied; and (B) if and when separated from the Common Stock, the Rights have been duly executed, countersigned or authenticated by the Rights Agent, registered and delivered, the Rights attached to the Common Stock in accordance with the Plan will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) an implied covenant of good faith and fair dealing, and (d) public policy considerations which may limit the rights of parties to obtain remedies. In addition, in our opinion with respect to the Rights and the Plan, (i) we express no opinion as to any determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the members of the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Plan, and (iii) we address the Rights and the Plan in their entirety, and it is not settled whether the invalidity of any particular provision of the Plan or of the Rights issued thereunder would result in invalidating such Plan or Rights in their entirety.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, any supplemental indenture, or the Offered Debt Securities that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be usurious, commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the creation, validity or enforceability of any security interest or lien purported to be created by the Indenture or any supplemental indenture, the perfection of any security interest or lien purported to be created by the Indenture or any supplemental indenture, or the priority of any security interest or lien purported to be created by the Indenture or any supplemental indenture.

In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in the Indenture, Offered Debt Securities, the Plan or the Rights or (ii) provisions of the Indenture, Offered Debt Securities, the Plan or the Rights relating to severability . The opinions expressed herein are based upon the applicable laws of the State of Delaware and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC

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